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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 1999
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                            LOGITEK, INCORPORATED
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             (Exact Name of Registrant as Specified in Charter)

              New York                  0-15545            11-2203507
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    (State or Other Jurisdiction      (Commission         (IRS Employer
          of Incorporation)          File Number)      Identification No.)

      101 Christopher Street, Ronkonkoma, New York            11779
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        (Address of Principal Executive Offices)           (Zip Code)

      Registrant's telephone number, including area code (516) 467-4200
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     Logitek, Inc. (OTC: LGTK) ("Logitek") has entered into an Agreement and Plan of Merger dated March 29, 1999 (the "Merger Agreement") among North Atlantic Instruments, Inc. ("NAI"), a New York corporation, NAI, Inc.("Acquisition Sub"), a New York corporation wholly-owned by NAI, and Herbert L. Fischer, solely in his capacity as trustee of, and on behalf of, the trust forming a part of Logitek's Employees' Stock Ownership Plan.

     Pursuant to the merger, Acquisition Sub will be merged with and into Logitek and each share of common stock of Logitek, par value $0.01 per share, issued and outstanding immediately prior to the merger (excluding shares owned, directly or indirectly, by Logitek and any dissenting shares) will be converted into the right to receive $.915, payable by NAI to the holder thereof in cash, without any interest thereon. Logitek will be the surviving corporation and will continue to operate under the Logitek, Inc. name, as a wholly-owned subsidiary of NAI. Consummation of the merger is subject to the approval of the shareholders of Logitek and to certain other specified closing conditions.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Logitek announcing the signing of the Merger Agreement.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release, dated March 30, 1999, announcing the signing of the Agreement and Plan of Merger.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 1999

                                   LOGITEK, INC.



                                   By:/s/Herbert L. Fischer
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                                      Name:  Herbert L. Fischer
                                      Title: President and
                                             Chief Executive Officer

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                                EXHIBIT INDEX


Exhibit No.    Description

99. 1 Press Release, dated March 30, 1999, announcing the signing of the Agreement and Plan of Merger.